Exhibit 99.1

Tower Group International, Ltd. Reports Third Quarter 2013 Results

Tower’s Board Appoints Jan R. Van Gorder as Chairman and William W. Fox, Jr. As President and Chief Executive Officer

HAMILTON, Bermuda--(BUSINESS WIRE)--February 11, 2014--Tower Group International, Ltd. (NASDAQ:TWGP) today announced financial results for the third quarter and first nine months of 2013. These results reflect the third reported quarter of results following the March 13, 2013 merger between Tower Group, Inc. (TGI) and Canopius Holdings Bermuda Limited (Canopius Bermuda), which was renamed Tower Group International, Ltd. (Tower or the Company) upon completion of the merger and became the ultimate parent company. Since the merger transaction was accounted for as a reverse acquisition and recapitalization, under which TGI was identified and treated as the accounting acquirer, historical results prior to the first quarter of 2013 reflect only the financial results reported by TGI, with equity accounts and earnings per share restated to reflect Tower’s new capitalization.

Adverse loss reserve charges of $143.7 million in the third quarter of 2013 exceeded the previous estimate of $75 million to $105 million announced on December 17, 2013, principally as a result of additional loss emergence information associated with prior accident years that was not available to Tower on December 17, 2013, but became available in the period between December 18, 2013 and the date of the release of this financial information. The Company’s reserve strengthening in the third quarter arose primarily from accident years 2008-2011 within the workers’ compensation, commercial multi-peril liability, other liability and commercial auto liability lines of business.

The reserve strengthening was viewed by Tower as an event or circumstance that required the Company to perform, in the third quarter of 2013, a detailed quantitative analysis of whether its recorded goodwill was impaired. As a result of this analysis, Tower reported a non-cash goodwill impairment charge of $57.4 million for the third quarter of 2013, including all $55.5 million of goodwill associated with its Personal Insurance reporting unit and $1.9 million of goodwill resulting from the acquisition of ANV’s marine and energy business in July of 2013. As of September 30, 2013, the Company had no goodwill reported on its consolidated balance sheet. Additionally, in the third quarter of 2013, the Company impaired $125.8 million of fixed assets, primarily related to capitalized software, including internally developed software.

During the three months ended September 30, 2013, Tower’s U.S. taxed subsidiaries (excluding the Reciprocal Exchanges) recognized pre-tax losses of $(358.0) million. This resulted in a net deferred tax asset, before any valuation allowance, as of September 30, 2013. The Company concluded that a full valuation allowance was required for Tower’s U.S. taxed subsidiaries. For the three months ended September 30, 2013, $100.9 million of the valuation allowance was recorded in income tax expense (benefit) in the statement of operations and $(4.3) million was recorded in other comprehensive income as a direct charge to Tower’s shareholders’ equity.

Net loss attributable to common shareholders for the third quarter of 2013 was $(347.6) million, or $(6.08) per diluted share, compared to net income attributable to common shareholders of $21.6 million, or $0.50 per diluted share, in the third quarter of 2012.

Operating loss (1) in the third quarter of 2013 was $(176.9) million, or $(3.10) per share, compared to operating income of $23.8 million, or $0.56 per share, in the third quarter of 2012. Earnings per share for both periods reflect Tower’s post-merger shares, with diluted weighted average shares outstanding of 57.1 million in the third quarter of 2013 and 42.5 million in the third quarter of 2012.

Tower shareholders’ equity was $207.8 million at September 30, 2013, compared with $950.1 million at December 31, 2012. Book value per share (2) at September 30, 2013 was $3.62, compared with $21.83 at December 31, 2012. Tangible book value per share (2) at September 30, 2013 was $2.33, compared with $13.99 at December 31, 2012. Book value per share and tangible book value per share for both periods reflect Tower’s new shares, with 57,427,243 shares outstanding at September 30, 2013, compared with 43,513,678 shares outstanding at December 31, 2012.

Segment Reporting

In the second quarter of 2013, Tower changed the presentation of its business results to reflect the way management organized the company for operating decisions and assessing profitability after the closing of the merger of TGI with Canopius Bermuda. In the third quarter of 2013, as a result of the significant business developments affecting the Company in the second and third quarters of 2013, the Company again changed the presentation of its business results by reporting its specialty business with its commercial business in the Commercial Insurance segment, and reporting its international assumed reinsurance business and certain U.S. based assumed reinsurance in a new Assumed Reinsurance segment. No changes were made to the Personal Insurance segment in the third quarter of 2013. Tower now operates and reports in three business segments: Commercial Insurance, Assumed Reinsurance and Personal Insurance, which includes its management companies that provide certain services to the Reciprocal Exchanges for a management fee. Prior period segment disclosures have been restated to conform to the current presentation, and these realignments have no impact on consolidated operating results.

Third Quarter 2013 Details (all figures compare results in the third quarter of 2013 to the results for the third quarter of 2012 except as noted otherwise):

Gross premiums written and managed were $489.9 million, compared to $484.8 million. Net premiums earned were $368.3 million, compared to $430.7 million, reflecting increased premium cessions in commercial insurance and homeowners’ insurance.

Total revenues were $442.9 million compared to $474.9 million, reflecting lower earned premiums and investment income offset by increased ceding commissions and net realized investment gains. Net investment income was $25.6 million compared to $31.4 million. Net realized investment gains were $18.1 million, compared to $1.1 million.

Proposed Merger with ACP Re

On January 6, 2014, Tower announced that on January 3, 2014 it entered into an Agreement and Plan of Merger (Merger Agreement) with ACP Re, Ltd. (ACP Re), and a wholly-owned subsidiary of ACP Re, pursuant to which Tower would become a wholly-owned subsidiary of ACP Re. As previously announced, the transaction is expected to close, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement, by the summer of 2014. On January 30, 2014, Tower was granted early termination of the Hart-Scott-Rodino waiting period.

ACP Re is a Bermuda based reinsurance company. The controlling shareholder of ACP Re is a trust established by the founder of AmTrust Financial Services, Inc. (AmTrust), National General Holdings Corporation (NGHC) and Maiden Holdings, Ltd. Concurrently with the execution of the Merger Agreement, the controlling shareholder of ACP Re provided to Tower a guarantee for the payment of the merger consideration.

Concurrently with the execution of the Merger Agreement, several subsidiaries of Tower entered into Cut Through Reinsurance Agreements, pursuant to which a subsidiary of AmTrust and a subsidiary of NGHC will provide 100% quota share reinsurance and a cut through endorsement to cover all eligible new and renewal commercial and personal lines business, respectively, and at their option, losses incurred on or after January 1, 2014 on not less than 60% of the in-force business. Tower received confirmation on January 16, 2014 from AmTrust and NGIC that they would exercise such option to reinsure on a cut through basis losses incurred on or after January 1, 2014 under in-force policies with respect to (1) in the case of AmTrust, a significant majority of Tower’s unearned premium reserves as of December 31, 2013 with respect to its ongoing commercial lines business, and (2) in the case of NGIC, 100% of Tower’s unearned premium reserves as of December 31, 2013 with respect to its personal lines segment business. The Cut Through Reinsurance Agreements are effective as of January 1, 2014 for losses occurring on or after January 1, 2014. Tower will receive a 20% ceding commission from AmTrust or NGHC on all Tower premiums that are subject to the Cut Through Reinsurance Agreements.

Appointment of New Chairman and New Chief Executive Officer

On February 9, 2014, Tower’s Board of Directors appointed Jan R. Van Gorder as Chairman of the Board, and William W. Fox, Jr. as President and Chief Executive Officer, to succeed Michael H. Lee, who resigned as Tower’s Chairman, President and Chief Executive Officer on February 6, 2014. Mr. Van Gorder’s appointment was effective immediately, and Mr. Fox will succeed Mr. Lee as President and Chief Executive Officer of Tower immediately after the filing of Tower’s Form 10-Q for the period ended September 30, 2013. Following Mr. Lee’s resignation and prior to the filing of the Form 10-Q for the period ended September 30, 2013, William E. Hitselberger is the person performing functions of or similar to that of President and Chief Executive Officer of Tower.

Notes on Non-GAAP Financial Measures

(1) Operating results exclude realized gains and losses, goodwill impairment, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income (loss) is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying operating results of our insurance business. Additionally, these measures are a key internal management performance standard. Operating results per share is operating income (loss) divided by diluted weighted average shares outstanding. The computation of operating income (loss) and operating earnings (loss) per share is provided in an accompanying table.

(2) Book value per share is calculated as Tower Group International, Ltd. shareholders’ equity divided by the number of shares outstanding. We believe that book value per share is an important measure of our ability to grow shareholder value. Tangible book value per share is calculated as Tower Group International, Ltd. shareholders’ equity, less intangible assets, divided by the number of shares outstanding. The computation of book value per share and tangible book value per share is provided in an accompanying table.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance and reinsurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners.

For more information, visit Tower's website at http://www.twrgrpintl.com.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Tower. In connection with the Merger Agreement, Tower intends to file a proxy statement with the United States Securities and Exchange Commission (SEC). Investors and shareholders are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about Tower, ACP Re and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Tower or ACP Re with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed by Tower with the SEC by directing a written request to “Investor Relations,” Tower Group International, Ltd., Bermuda Commercial Bank Building, 2nd Floor, 19 Par-la-Ville Road, Hamilton, HM 11, Bermuda, or by email to Bernard Kilkelly, Managing Vice President, Investor Relations (bkilkelly@twrgrp.com).

The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Tower’s stockholders under the rules of the SEC is set forth in public filings filed by Tower with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Tower’s participants in the solicitation is contained in Tower’s Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2013.

Cautionary Statement Regarding Forward−Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings on Forms 10-K/A, 10-Q and 10-Q/A, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Risks that could adversely affect the proposed merger include, but are not limited to, the following:

  governmental approvals of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;
  the Board of Directors of Tower may withdraw its recommendation and support a competing acquisition proposal; and
  Tower’s shareholders may fail to approve the merger.

The following important factors are among those that could affect the actual outcome of other future events:

  changes in Tower’s financial strength or credit ratings could impact its ability to write new business, the cost of, and its ability to obtain, capital or its ability to attract and retain brokers, agents and customers;
  decreases in the capital and surplus of Tower’s insurance subsidiaries and their ability to meet minimum capital and surplus requirements;
  changes in Tower’s ability to raise additional capital;
  the implementation and effectiveness of Tower’s capital improvement strategy;
  Tower’s ability to continue operating as a going concern;
  changes in Tower’s ability to meet ongoing cash requirements and pay dividends;
  greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than Tower’s underwriting, reserving or investment practices anticipate based on historical experience or industry data;
  changes in the availability, cost or quality of reinsurance and failure of Tower’s reinsurers to pay claims timely or at all;
  changes in the availability, cost or quality of reinsurance or retrocessional coverage;
  decreased demand for Tower’s insurance or reinsurance products;
  increased competition on the basis of pricing, capacity, coverage terms or other factors;
  ineffectiveness or obsolescence of Tower’s business strategy due to changes in current or future market conditions;
  currently pending or future litigation or governmental proceedings;
  developments that may delay or limit Tower’s ability to enter new markets as quickly as it anticipates;
  loss of the services of any of Tower’s executive officers or other key personnel;

  changes in acceptance of Tower’s products and services, including new products and services;
  developments in the world’s financial and capital markets that could adversely affect the performance of Tower’s investments;
  the effects of acts of terrorism or war;
  changes in general economic conditions, including inflation, interest rates and other factors which could impact Tower’s performance and the performance of Tower’s investment portfolio;
  changes in accounting policies or practices;
  changes in legal theories of liability under Tower’s insurance policies;
  changes in rating agency policies or practices;
  declining demand for reinsurance due to increased retentions by cedents and other factors;
  a lack of opportunities to increase writings in Tower’s reinsurance lines of business and in specific areas of the reinsurance market;
  changes in the percentage of our premiums written that Tower cedes to reinsurers;
  changes in regulations or laws applicable to Tower, its subsidiaries, brokers or customers, including regulatory limitations and restrictions on the declaration and payment of dividends and capital adequacy standards;
  the Bermudian regulatory system, and potential changes thereto;
  risks and uncertainties associated with technology, data security or outsourced services that could negatively impact Tower’s ability to conduct its business or adversely impact its reputation;
  the effects of mergers, acquisitions or divestitures; and
  disruptions in Tower’s business arising from the integration of acquired businesses into Tower and the anticipation of potential or pending acquisitions or mergers.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Tower with the Securities and Exchange Commission, such as current reports on Form 8−K, and regular reports on Forms 10−K and 10−Q, particularly in “Item 1A, Risk Factors.”

Financial Summary ($ in thousands):

	Three Months Ended September 30,
	2013					2012
		Reciprocal	Elimina-				Reciprocal	Elimina-
	Tower	Exchanges	tions		Total	Tower	Exchanges	tions		Total
Net premiums written	$192,986	$44,601		$-	$237,587	$382,655	$41,831		$-	$424,486
Revenues
Net premiums earned	$329,047	$39,246		$-	$368,293	$388,090	$42,623		$-	$430,713
Ceding commission revenue	24,247	4,391		(443)	28,195	4,990	3,190		(477)	7,703
Insurance services revenue	8,581	-		(8,723)	(142)	8,678	-		(7,870)	808
Policy billing fees	2,798	(2)		-	2,796	2,980	153		-	3,133
Net investment income	24,899	2,418		(1,685)	25,632	29,924	3,141		(1,676)	31,389
Total net realized investment gains
(losses)	17,093	1,035		-	18,128	80	1,065		-	1,145
Total revenues	406,665	47,088		(10,851)	442,902	434,742	50,172		(10,023)	474,891
Expenses
Loss and loss adjustment expenses	362,571	21,207		-	383,778	235,782	20,314		-	256,096
Direct and ceding
commission expense	93,644	8,541		(443)	101,742	79,637	8,367		(477)	87,527
Other operating expenses	106,656	12,254		(8,723)	110,187	78,760	14,514		(7,870)	85,404
Acquisition-related transaction costs	559	-		-	559	2,679	-		-	2,679
Interest expense	8,008	1,685		(1,685)	8,008	8,224	1,676		(1,676)	8,224
Total expenses	571,438	43,687		(10,851)	604,274	405,082	44,871		(10,023)	439,930
Other income (expense)
Equity in income (loss)
of unconsolidated affiliate	(3,194)	-		-	(3,194)	-	-	-	-	-
Goodwill and fixed asset impairment	(183,162)	-	-	-	(183,162)	-	-	-	-	-
Other	5,000	-	-	-	5,000	-	-	-	-	-
Income (loss) before income taxes	(346,129)	3,401		-	(342,728)	29,660	5,301		-	34,961
Income tax expense (benefit)	1,505	(101)		-	1,404	8,031	983		-	9,014
Net income (loss)	$(347,634)	$3,502		$-	$(344,132)	$21,629	$4,318		$-	$25,947

Ratios
Net loss ratio	110.2%	54.0%			104.2%	60.8%	47.7%			59.5%
Net expense ratio	48.3%	41.8%			47.6%	34.7%	45.8%			35.8%
Net combined ratio	158.5%	95.8%			151.8%	95.5%	93.5%			95.3%

Return on Average Equity	-176.9%					8.5%

Financial Summary ($ in thousands):

	Nine Months Ended September 30,
	2013				2012
		Reciprocal	Elimina-			Reciprocal	Elimina-
	Tower	Exchanges	tions	Total	Tower	Exchanges	tions	Total
Net premiums written	$968,864	$124,503	$-	$1,093,367	$1,211,859	$124,544	$-	$1,336,403
Revenues
Net premiums earned	$1,086,485	$122,058	$-	$1,208,543	$1,184,371	$126,653	$-	$1,311,024
Ceding commission revenue	42,666	12,010	(397)	54,279	13,923	9,500	(477)	22,946
Insurance services revenue	24,674	-	(24,156)	518	25,361	-	(22,697)	2,664
Policy billing fees	8,932	335	-	9,267	8,853	414	-	9,267
Net investment income	82,094	7,257	(5,000)	84,351	92,448	9,668	(5,003)	97,113
Total net realized investment gains
(losses)	21,083	1,862	-	22,945	1,108	3,384	-	4,492
Total revenues	1,265,934	143,522	(29,553)	1,379,903	1,326,064	149,619	(28,177)	1,447,506
Expenses
Loss and loss adjustment expenses	1,140,340	79,062	-	1,219,402	801,873	71,491	-	873,364
Commission expense	272,452	25,541	(397)	297,596	239,273	24,302	(477)	263,098
Other operating expenses	266,147	40,897	(24,156)	282,888	221,214	42,058	(22,697)	240,575
Acquisition-related transaction costs	20,280	-	-	20,280	4,661	-	-	4,661
Interest expense	23,451	5,000	(5,000)	23,451	24,737	5,003	(5,003)	24,737
Total expenses	1,722,670	150,500	(29,553)	1,843,617	1,291,758	142,854	(28,177)	1,406,435
Other income (expense)
Equity in income (loss)
of unconsolidated affiliate	4,772	-	-	4,772	-	-	-	-
Goodwill and fixed asset impairment	(397,211)	-	-	(397,211)	-	-	-	-
Other	5,000	-	-	5,000	-	-	-	-
Income (loss) before income taxes	(844,175)	(6,978)	-	(851,153)	34,306	6,765	-	41,071
Income tax expense (benefit)	(2,116)	-	-	(2,116)	10,321	(1,001)	-	9,320
Net income	$(842,059)	$(6,978)	$-	$(849,037)	$23,985	$7,766	$-	$31,751

Ratios
Net loss ratio	105.0%	64.8%		100.9%	67.7%	56.4%		66.6%
Net expense ratio	41.5%	44.3%		41.8%	33.9%	44.6%		34.9%
Net combined ratio	146.5%	109.1%		142.7%	101.6%	101.0%		101.5%

Return on Average Equity	-142.9%				3.2%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change(%)	2013	2012	Change(%)
Key Measures
Premiums written
Gross premiums written	$283,722	$277,012	2.4%	$847,303	$889,469	-4.7%
Less: ceded premiums written	(211,412)	(25,473)	729.9%	(268,627)	(68,308)	293.3%
Net premiums written	$72,310	$251,539	-71.3%	$578,676	$821,161	-29.5%

Revenues
Net premiums earned	$201,597	$272,595	-26.0%	$707,510	$847,610	-16.5%
Ceding commission revenue	21,374	2,446	773.8%	19,888	6,350	213.2%
Policy billing fees	1,406	1,358	3.5%	4,198	4,261	-1.5%
Total revenues	224,377	276,399	-18.8%	731,596	858,221	-14.8%
Expenses
Net loss and loss adjustment expenses	303,958	171,246	77.5%	951,245	632,231	50.5%
Underwriting expenses
Direct commission expenses	68,063	52,111	30.6%	160,494	154,350	4.0%
Other underwriting expenses	68,700	44,855	53.2%	167,377	138,588	20.8%
Total underwriting expenses	136,763	96,966	41.0%	327,871	292,938	11.9%
Underwriting profit (loss)	$(216,344)	$8,187	-2742.5%	$(547,520)	$(66,948)	717.8%

Underwriting Ratios
Net loss ratio	150.8%	62.8%		134.4%	74.6%
Net expense ratio	56.5%	34.2%		42.9%	33.3%
Net combined ratio	207.3%	97.0%		177.3%	107.9%

Assumed Reinsurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change(%)	2013	2012	Change(%)
Key Measures
Premiums written
Gross premiums written	$31,415	$34,938	-10.1%	$175,115	$129,269	35.5%
Less: ceded premiums written	6,164	(84)	-7438.1%	6,044	(84)	-7295.2%
Net premiums written	$37,579	$34,854	7.8%	$181,159	$129,185	40.2%

Revenues
Net premiums earned	$51,005	$24,011	112.4%	$145,918	$84,481	72.7%
Total revenues	51,005	24,011	112.4%	145,918	84,481	72.7%
Expenses
Net loss and loss adjustment expenses	17,216	8,807	95.5%	64,664	30,469	112.2%
Underwriting expenses
Direct commission expenses	10,469	9,031	15.9%	53,514	29,461	81.6%
Other underwriting expenses	2,412	358	573.7%	4,556	1,052	333.1%
Total underwriting expenses	12,881	9,389	37.2%	58,070	30,513	90.3%
Underwriting profit (loss)	$20,908	$5,815	259.6%	$23,184	$23,499	-1.3%

Underwriting Ratios
Net loss ratio	33.8%	36.7%		44.3%	36.1%
Net expense ratio	25.3%	39.1%		39.8%	36.1%
Net combined ratio	59.1%	75.8%		84.1%	72.2%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended September 30,
	2013			2012
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$115,518	$59,240	$174,758	$117,220	$55,675	$172,895
Less: ceded premiums written	(32,423)	(14,638)	(47,061)	(20,958)	(13,844)	(34,802)
Net premiums written	$83,095	$44,602	$127,697	$96,262	$41,831	$138,093

Revenues
Net premiums earned	$76,445	$39,246	$115,691	$91,484	$42,623	$134,107
Ceding commission revenue	7,535	3,948	11,483	2,067	3,190	5,257
Policy billing fees	1,392	(2)	1,390	1,622	153	1,775
Total revenues	85,372	43,192	128,564	95,173	45,966	141,139
Expenses
Net loss and loss adjustment expenses	41,397	21,207	62,604	55,729	20,314	76,043
Underwriting expenses
Direct commission expense	19,776	8,098	27,874	18,018	8,367	26,385
Other underwriting expenses	21,067	12,255	33,322	17,922	14,513	32,435
Total underwriting expenses	40,843	20,353	61,196	35,940	22,880	58,820
Underwriting profit (loss)	$3,132	$1,632	$4,764	$3,504	$2,772	$6,276

Underwriting Ratios
Net loss ratio	54.2%	54.0%	54.1%	60.9%	47.7%	56.7%
Net expense ratio	41.8%	41.8%	41.8%	35.3%	45.8%	38.6%
Net combined ratio	96.0%	95.8%	95.9%	96.2%	93.5%	95.3%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013			2012
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$329,340	$163,794	$493,134	$313,604	$157,489	$471,093
Less: ceded premiums written	(120,312)	(39,291)	(159,603)	(52,091)	(32,945)	(85,036)
Net premiums written	$209,028	$124,503	$333,531	$261,513	$124,544	$386,057

Revenues
Net premiums earned	$233,057	$122,058	$355,115	$252,280	$126,653	$378,933
Ceding commission revenue	22,778	11,613	34,391	7,096	9,500	16,596
Policy billing fees	4,734	335	5,069	4,592	414	5,006
Total revenues	260,569	134,006	394,575	263,968	136,567	400,535
Expenses
Net loss and loss adjustment expenses	124,431	79,062	203,493	139,173	71,491	210,664
Underwriting expenses
Direct commission expense	58,444	25,144	83,588	54,985	24,302	79,287
Other underwriting expenses	58,406	40,898	99,304	45,093	42,057	87,150
Total underwriting expenses	116,850	66,042	182,892	100,078	66,359	166,437
Underwriting profit (loss)	$19,288	$(11,098)	$8,190	$24,717	$(1,283)	$23,434

Underwriting Ratios
Net loss ratio	53.4%	64.8%	57.3%	55.2%	56.4%	55.6%
Net expense ratio	38.3%	44.3%	40.4%	35.0%	44.6%	38.2%
Net combined ratio	91.7%	109.1%	97.7%	90.2%	101.0%	93.8%

Tower Group International, Ltd.
Consolidated Balance Sheets

	September 30,	December 31,
($ in thousands, except par value and share amounts)	2013	2012
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $1,585,624 and $1,926,236)	$1,624,312	$2,064,148
Equity securities (cost of $100,907 and $144,204)	105,383	140,695
Short-term investments (cost of $5,925 and $4,749)	5,889	4,750
Other invested assets	97,559	57,786
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $246,340 and $263,950)	249,821	280,563
Equity securities (cost of $2,751 and $5,144)	2,524	5,563
Total investments	2,085,488	2,553,505
Cash and cash equivalents (includes $11,656 and $9,782 relating to Reciprocal Exchanges)	379,608	102,269
Investment income receivable (includes $2,428 and $2,610 relating to Reciprocal Exchanges)	19,965	25,332
Investment in unconsolidated affiliate	76,785	71,894
Premiums receivable (includes $48,756 and $44,285 relating to Reciprocal Exchanges)	387,658	412,045
Reinsurance recoverable on paid losses (includes $4,460 and $682 relating to Reciprocal Exchanges)	85,668	17,609
Reinsurance recoverable on unpaid losses (includes $22,152 and $52,389 relating to Reciprocal Exchanges)	594,763	459,457
Prepaid reinsurance premiums (includes $22,503 and $17,803 relating to Reciprocal Exchanges)	217,916	63,923
Deferred acquisition costs, net (includes $10,796 and $11,364 relating to Reciprocal Exchanges)	149,836	181,198
Intangible assets (includes $6,467 and $6,854 relating to Reciprocal Exchanges)	80,215	106,768
Goodwill	-	241,458
Funds held by reinsured companies	191,901	137,545
Other assets (includes $1,877 and $1,559 relating to Reciprocal Exchanges)	362,757	338,769
Total assets	$4,632,560	$4,711,772
Liabilities
Loss and loss adjustment expenses (includes $111,940 and $135,791 relating to Reciprocal Exchanges)	$2,098,481	$1,895,679
Unearned premium (includes $110,361 and $103,216 relating to Reciprocal Exchanges)	959,675	921,271
Reinsurance balances payable (includes $4,095 and $6,979 relating to Reciprocal Exchanges)	385,123	40,569
Funds held under reinsurance agreements (includes $0 and $500 relating to Reciprocal Exchanges)	215,953	98,581
Other liabilities (includes $17,855 and $21,346 relating to Reciprocal Exchanges)	278,635	296,960
Deferred income taxes (includes $19,720 and $19,719 relating to Reciprocal Exchanges)	20,050	24,763
Debt	451,991	449,731
Total liabilities	4,409,908	3,727,554
Shareholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 57,437,157 and
53,048,011 shares issued, and 57,427,243 and 43,513,678 shares outstanding)	574	530
Treasury stock (9,914 and 9,534,333 shares)	(23)	(181,435)
Paid-in-capital	814,927	780,036
Accumulated other comprehensive income	(7,685)	82,756
Retained earnings (accumulated deficit)	(600,039)	268,171
Tower Group International, Ltd. shareholders' equity	207,754	950,058
Noncontrolling interests	14,898	34,160
Total shareholders' equity	222,652	984,218
Total liabilities and shareholders' equity	$4,632,560	$4,711,772

Tower Group International, Ltd.
Consolidated Statements of Operations
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands, except per share amounts)	2013	2012	2013	2012
Revenues
Net premiums earned	$368,293	$430,713	$1,208,543	$1,311,024
Ceding commission revenue	28,195	7,703	54,279	22,946
Insurance services revenue	(142)	808	518	2,664
Policy billing fees	2,796	3,133	9,267	9,267
Net investment income	25,632	31,389	84,351	97,113
Net realized investment gains (losses):
Other-than-temporary impairments	(4,527)	(1,727)	(9,672)	(6,973)
Portion of loss recognized in other comprehensive income	335	-	335	286
Other net realized investment gains	22,320	2,872	32,282	11,179
Total net realized investment gains (losses)	18,128	1,145	22,945	4,492
Total revenues	442,902	474,891	1,379,903	1,447,506
Expenses
Loss and loss adjustment expenses	383,778	256,096	1,219,402	873,364
Commission expense	101,742	87,527	297,596	263,098
Other operating expenses	110,187	85,404	282,888	240,575
Acquisition-related transaction costs	559	2,679	20,280	4,661
Interest expense	8,008	8,224	23,451	24,737
Total expenses	604,274	439,930	1,843,617	1,406,435
Other income (expense)
Equity in income (loss) of unconsolidated affiliate	(3,194)	-	4,772	-
Goodwill and fixed asset impairment	(183,162)	-	(397,211)	-
Other	5,000	-	5,000	-
Income (loss) before income taxes	(342,728)	34,961	(851,153)	41,071
Income tax expense (benefit)	1,404	9,014	(2,116)	9,320
Net income (loss)	$(344,132)	$25,947	$(849,037)	$31,751
Less: Net (loss) income attributable to Noncontrolling interests	3,502	4,318	(6,978)	7,766
Net income (loss) attributable to Tower Group International, Ltd.	$(347,634)	$21,629	$(842,059)	$23,985
Earnings (loss) per share attributable to Tower Group International, Ltd. shareholders:
Basic	$(6.08)	$0.50	$(15.79)	$0.54
Diluted	$(6.08)	$0.50	$(15.79)	$0.54
Weighted average common shares outstanding:
Basic	57,138	42,449	53,338	43,045
Diluted	57,138	42,476	53,338	43,130
Dividends declared and paid per common share	$0.17	$0.17	$0.50	$0.50

	Three Months Ended		Nine Months Ended
($ in thousands except per share amounts)	September 30,		September 30,
Reconciliation of non-GAAP financial measures:	2013	2012	2013	2012
Net income (loss) attributable to Tower Group International, Ltd.	$(347,634)	$21,629	$(842,059)	$23,985
Net realized gains (losses) on investments	17,093	80	21,083	1,108
Acquisition-related transaction costs	(559)	(2,679)	(20,280)	(4,661)
Goodwill and fixed asset impairment	(183,162)	-	(397,211)	-
Income tax	(4,060)	456	(1,486)	461
Operating income (loss) attributable to
Tower Group International, Ltd.	$(176,946)	$23,772	$(444,165)	$27,077

Operating EPS and ROE:
Operating earnings (loss) per share - Basic	$(3.10)	$0.56	$(8.33)	$0.63
Operating earnings (loss) per share - Diluted	$(3.10)	$0.56	$(8.33)	$0.63
Operating return on average equity	-90.1%	9.4%	-75.4%	3.6%

Book Value Per Share and Tangible Book Value Per Share			Sept. 30, 2013	Dec. 31, 2012
Tower Group International, Ltd. Shareholders' equity			207,754	950,058
Goodwill and intangible assets			73,748	341,372
Tower Group International, Ltd. Shareholders' equity excluding goodwill and intangible assets			134,006	608,686
Shares outstanding			57,427	43,514
Book Value Per Share			$3.62	$21.83
Tangible Book Value Per Share			$2.33	$13.99

CONTACT:
Tower Group International, Ltd.
Bernie Kilkelly, 212-655-8943
Managing Vice President, Investor Relations
bkilkelly@twrgrp.com